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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2000 (January 28, 2000)


                                   ITEQ, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                       1-10668                         41-1667001
(State of Incorporation)       (Commission File Number)       (IRS Employer Identification No.)


                          2727 Allen Parkway, Suite 760
                              Houston, Texas 77019
              (Address of Registrant's principal executive offices)

                                 (713) 285-2700
              (Registrant's telephone number, including area code)






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ITEM 5.       OTHER EVENTS.

         On January 28, 2000, ITEQ, Inc. (the "Company") entered into a definitive agreement for the sale of its HMT operating unit to a company organized by Nassau Point Investors LLC, a private equity firm, for approximately $40 million. Closing of the transaction is subject to normal closing conditions, including the successful completion of the buyer's financing. The Company expects to complete the sale by March 15, 2000. The HMT division is engaged in the business of above ground storage tank repair and maintenance, tank services, tank inspection and engineering and the design, manufacture, assembly, sale and installation of tank products. The sale of the HMT division is part of the Company's previously announced restructuring plan.

         A copy of the press release issued by the Company relating to the foregoing matters is attached as an exhibit to this Current Report on Form 8-K.

(c)      Exhibits.


                      EXHIBIT NO.                       EXHIBIT
                      -----------                       -------
                         99.1 Press Release issued by the Company on January 28, 2000.


                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


              DATED this 1st day of February, 2000.


                                           ITEQ, INC.


                                           By:   /s/ William P. Reid
                                              -------------------------
                                                  William P. Reid
                                                  President and
                                                  Acting Chief Executive Officer



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                                 EXHIBIT INDEX

EXHIBIT NO.                         EXHIBIT
-----------                         -------
   99.1             Press Release issued by the Company on
                    January 28, 2000.